Exhibit 99.1

For Release 1 p.m. PDT

October 26, 2004

NetIQ Announces First Quarter Fiscal 2005 Results

Revenue and Earnings per Share Exceed Guidance

SAN JOSE, Calif. — Oct. 26, 2004 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of cross-platform Systems & Security Management Software and Web Analytics software and services, today announced financial results for its first fiscal quarter ended September 30, 2004.

GAAP Financial Results

Revenue for the first quarter of fiscal 2005 was $64.7 million compared with $62.9 million in revenue for the same quarter of the prior year. As anticipated, NetIQ received no license revenue from Microsoft in the first quarter of fiscal 2005, compared with $5.0 million in license revenue received from Microsoft in the first quarter of fiscal 2004. Revenue for the first quarter increased 3% year over year and, excluding the Microsoft revenue, increased 12% year over year. GAAP net loss was $3.9 million or $0.07 per basic and diluted share in the first quarter of fiscal 2005, compared with a GAAP net loss of $163.6 million or $2.91 per basic and diluted share in the first quarter of fiscal 2004. The prior year results include a goodwill impairment charge of $150.8 million.

NetIQ previously provided revenue guidance for the first quarter of fiscal 2005 of $60 million to $64 million, with a GAAP net loss of $0.16 to $0.11 per basic and diluted share.

Non-GAAP Operating Results

Non-GAAP net income for the first quarter was $1.5 million or $0.03 per diluted share, compared with non-GAAP net income of $1.2 million or $0.02 per diluted share for the same period in the prior fiscal year. NetIQ previously provided guidance for the first quarter of fiscal 2005 of a non-GAAP net loss of $0.02 to net income of $0.01 per diluted share.

Non-GAAP net income presents the company’s net loss adjusted to exclude the following costs of revenue and expenses: amortization and impairment of purchased technology and other intangible assets, employee stock-based compensation, impairment of goodwill, restructuring charge, write-off of acquired in-process research and development, impairment of long-term investment, cumulative effect of change in accounting principle, and related income tax effect, each as detailed under “Reconciliation of Non-GAAP Information” in the attached financial statements. The exclusion of such items is not in accordance with generally accepted accounting principles, is not intended as a substitute for GAAP net income or loss or any other GAAP measure, and may not be consistent with similar measures used by other companies.

NetIQ’s management and board of directors believe that the non-GAAP information is an additional meaningful measure of operating performance because it measures the principal operating results that can be directly influenced by management, and it provides more consistent comparability of the company’s financial results against historical results and the results of other software companies. Accordingly it is the principal measure of performance used by management and the board of directors to measure the performance of the company against its operational objectives.

“Our first quarter exceeded our guidance for revenue and both GAAP and Non-GAAP EPS. We’re also pleased to report our expenses were lower than projected for the first quarter, continuing the corporate-wide effort to increase our operating margins. Systems Management and Security product sales were above our expectations, and maintenance revenues grew significantly year over year,” said Chuck Boesenberg, Chairman & CEO.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update these targets in any way or for any reason prior to disclosing actual results.

•	NetIQ anticipates revenue for its second quarter ending December 31, 2004 to be in the range of $64 to $68 million, compared with $64.0 million in revenue for the quarter ended December 31, 2003, implying anticipated year over year growth of 0% to 6%.

•	NetIQ anticipates GAAP results of ($0.02) to $0.03 per diluted share for the second quarter of fiscal 2005, which includes a one-time anticipated $4.1 million gain on the sale of an investment. Non-GAAP results are expected to be $0.01 to $0.04 per diluted share. The reconciliation to non-GAAP EPS guidance is based on the following assumptions for excluded items: anticipated $4.1 million gain on sale of investment, amortization of purchased technology of $3.1 million, amortization of other intangible assets of $2.2 million, amortization of employee stock-based compensation of $325,000, and related income tax benefit of $1.8 million at the upper end of guidance to $419,000 at the lower end of guidance.

•	NetIQ anticipates its sales and marketing, research and development and general and administrative expenses to be in the range of $55 to $57 million in the second quarter of fiscal 2005.

First Quarter Business Overview

•	Revenue (excluding Microsoft revenue) for the first quarter of 2005 grew 12% compared with the first quarter of fiscal 2004:

•	License revenue (excluding Microsoft revenue) grew 10% (Q1 2004 $30.0 million to $33.0 million for Q1 2005)

•	Services revenue increased 14% (Q1 2004 $27.8 million to $31.8 million for Q1 2005)

•	Sales, Marketing, General, Administrative, Research and Development expenses were $53.4 million, below the previously provided guidance of $54 to $55 million.

•	NetIQ generated $3.9 million in cash from operations, and ended the quarter with total cash and cash equivalents and short-term investments of $285.5 million compared to $287.6 million in the previous quarter.

•	NetIQ repurchased 392,000 shares of its common stock for $4.1 million during the quarter.

•	NetIQ spent approximately $2 million on capital acquisitions during the quarter.

•	Sales pipeline grew from both the same quarter one year ago and the previous quarter.

•	Headcount declined from 1,322 in Q4 2004 to 1,283 in Q1 2005.

•	Of our 3 major geographies, EMEA had the strongest year to year growth for both Systems Management and Security products and WebTrends products.

•	Our backlog for maintenance and license revenue increased compared with Q1 last year.

•	Transactions over $50,000 grew to 202 compared with 173 the same quarter last year.

•	The federal sector was strong during the quarter, resulting in growth in Channel and North American Sales in the quarter. North America grew to 72% of license revenue compared with 61% in the same quarter last year, and channel sales grew to 66% of license revenue compared with 53% in the same quarter last year.

First Quarter Product Announcements

•	NetIQ shipped AppManager® Performance Profiler as a new addition to NetIQ’s AppManager® Suite of products. AppManager Performance Profiler is a self-learning monitoring, alerting and reporting software for improving IT service levels, enabling companies to maximize staff efficiency and reduce operational costs. AppManager Performance Profiler extends the capabilities of the AppManager Suite by automatically establishing dynamic monitoring thresholds.

•	NetIQ announced NetIQ® Extended Management Pack (XMP™ ) modules v. 1.5 for Microsoft Operations Manager 2005. With this offering, NetIQ furthers the ability of customers to extend Microsoft Operations Manager 2005 to manage certain non-Microsoft applications.

•	NetIQ’s VigilEnt™ Policy Center 4.0 was released. It is an award-winning solution for developing, implementing, managing, tracking, training and reporting on companies’ corporate policies including information security, privacy, human resources, health and safety.

•	NetIQ extended Service Management capabilities with the addition of support for SuSE LINUX. NetIQ’s recent addition of support for SuSE LINUX Enterprise Server 8 provides greater Linux manageability enabling AppManager Suite customers to deliver higher levels of service.

•	WebTrends launched WebPosition® Gold 3 for End-to-End search engine optimization (SEO). WebPosition Gold 3 optimizes a web site’s relevancy, visibility and overall performance with search engines.

First Quarter Product Awards

•	NetIQ’s VigilEnt Policy Center won the Tester’s Choice award from Secure Enterprise Magazine;

•	WebTrends 7.0 won PC Magazine Editors’ Choice Award. WebTrends 7.0 received the coveted 5-Star rating and was recognized as a sophisticated yet easy-to-use solution with immediate payoffs for site managers;

•	WebTrends® On Demand was named Best Site Analysis Service by readers of Windows IT Pro;

•	WebTrends was named Best Enterprise Analytics Solution by Readers of ClickZ

Share Repurchase Program

NetIQ purchased 392,000 shares of its Common Stock during the quarter at a cost of $4.1 million. In September 2004, NetIQ’s board of directors approved a program to repurchase shares valued at an aggregate of up to $50.0 million, on the open market, from time to time, over a 12 month period.

NetIQ Analyst/Investor Conference Call

NetIQ will conduct a conference call at 1:30 p.m. Pacific time today to discuss the results of the quarter in more detail. Call-in numbers are (877) 440-8703 and 1-706-645-0115 (outside the U.S.). A replay will be available through November 30 at 1-800-642-1687 and 1-706-645-9291 (outside the U.S.). The passcode for the live call and replay is “1347153”. An audio webcast of the call and reconciliations of GAAP and non-GAAP financial data with respect to historical results and the company’s guidance and other information can be accessed from the company’s website at

http://www.netiq.com/about_netiq/investor_relations/analystreports.asp

About NetIQ

NetIQ Corp. (Nasdaq: NTIQ) is a leading provider of Systems & Security Management and Web Analytics solutions. In addition to managing Windows-based applications, NetIQ delivers cross-platform solutions that enhance business performance resulting in higher returns on infrastructure and Web investments. NetIQ products are sold worldwide, directly and through a network of authorized NetIQ distributors and resellers. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, Texas; Portland, Ore; Raleigh, N.C.; Bellevue, Wash.; and Galway, Ireland. For more information, please visit the company’s web site at www.netiq.com or call (888) 323-6768.

Safe Harbor Statement

Statements in this press release regarding future operating results and statements other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include (1) the effect of weak demand for software and services which results in increased uncertainty as to the company’s expected revenue; (2) risks inherent in technology businesses generally, including the timing and successful development of new products, customer acceptance of new product offerings; pricing of new products and competition in the company’s various product lines; the company’s ability to retain and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners; and (3) the fact that the company typically receives a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for the quarter. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2004. All of the information in this press release is as of October 26, 2004, and NetIQ undertakes no responsibility to update this information.

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NetIQ, WebTrends, AppManager, NetIQ Security Manager, NetIQ Vulnerability Manager, Marshal, XMP, VigilEnt and WebPosition are trademarks or registered trademarks of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2004	2003
Software license revenue	$33,000	$35,025
Service revenue	31,742	27,831

Total revenue	64,742	62,856

Cost of software license revenue	1,348	2,789
Cost of service revenue	8,542	7,796
Amortization of purchased technology	3,095	5,801

Total cost of revenue	12,985	16,386

Gross profit	51,757	46,470

Operating expenses:
Sales and marketing	30,776	28,024
Research and development	16,141	16,524
General and administration	6,437	7,095
Employee stock-based compensation	175	101
Amortization of other intangible assets	2,165	4,263
Impairment of goodwill	—	150,842
Restructuring charge (credit)	19	(366)

Total operating expenses	55,713	206,483

Loss from operations	(3,956)	(160,013)

Other income (expenses):
Interest income, net	940	1,309
Impairment of long-term investment	—	(4,100)

Other income (expenses), net	940	(2,791)

Loss before income taxes	(3,016)	(162,804)

Income taxes	863	810

Net loss	$(3,879)	$(163,614)

Basic and diluted loss per share:	$(0.07)	$(2.91)

Shares used to compute basic and diluted loss per share	55,143	56,306

RECONCILIATION OF NON-GAAP INFORMATION:

Net loss	$(3,879)	$(163,614)

Adjustments:
Amortization of purchased technology	3,095	5,801
Employee stock-based compensation	175	101
Amortization of other intangible assets	2,165	4,263
Impairment of goodwill	—	150,842
Restructuring charge (credit)	19	(366)
Impairment of long-term investment	—	4,100

Total adjustments	5,454	164,741

Income taxes	(44)	89

Non-GAAP net income	$1,531	$1,216

Non-GAAP diluted net income per share	$0.03	$0.02

Shares used to compute non-GAAP diluted net income per share	55,621	57,389

NetIQ Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2004	June 30, 2004
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$63,873	$57,841
Short-term investments	221,639	229,781
Accounts receivable, net	27,302	31,081
Prepaid expenses and other	6,279	5,269

Total current assets	319,093	323,972

Property and equipment, net	48,745	49,706
Other intangible assets, net	33,780	39,040
Long-term investments	4,614	4,614
Other assets	2,301	2,489
Goodwill	124,312	124,081

Total assets	$532,845	$543,902

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,770	$8,278
Accrued compensation and related benefits	13,377	14,374
Other liabilities	11,480	11,812
Restructuring liability, current portion	411	929
Deferred revenue, current portion	62,137	61,174

Total current liabilities	96,175	96,567

Restructuring liability, net of current portion	327	393
Deferred revenue, net of current portion	2,372	5,442

Total liabilities	98,874	102,402

Stockholders’ equity:
Common stock	2,902,434	2,905,610
Deferred employee stock-based compensation	(1,013)	(313)
Accumulated deficit	(2,466,704)	(2,462,825)
Accumulated other comprehensive income	(746)	(972)

Total stockholders’ equity	433,971	441,500

Total liabilities and stockholders’ equity	$532,845	$543,902

NetIQ Corporation

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(3,879)	$(163,614)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,389	14,090
Amortization of employee stock-based compensation	175	101
Loss on sale of investments and property and equipment	9	87
Impairment of goodwill	—	150,842
Impairment of long-term investment	—	4,100
Changes in:
Accounts receivable	3,955	8,977
Prepaid expenses and other	(818)	(689)
Accounts payable	465	283
Accrued compensation and related benefits	(1,032)	(2,206)
Other liabilities	(344)	(274)
Restructuring liability	(584)	(1,146)
Deferred revenue	(2,412)	9,990

Net cash provided by operating activities	3,924	20,541

Cash flows from investing activities:
Purchases of property and equipment, net	(2,160)	(2,502)
Cash used in acquisitions	(231)	—
Purchases of short-term investments	(17,506)	(73,635)
Proceeds from sales of short-term investments	4,912	—
Proceeds from maturities of short-term investments	20,880	63,083
Other	(2)	66

Net cash provided by (used) in investing activities	5,893	(12,988)

Net cash flows from financing activities, sale of common stock	24	5,221
Repurchase of common stock	(4,076)	—

Net cash provided by (used in) financing activities	(4,052)	5,221
Effect of exchange rate changes on cash	267	353

Net (decrease) increase in cash and cash equivalents	6,032	13,127
Cash and cash equivalents, beginning of period	57,841	76,095

Cash and cash equivalents, end of period	$63,873	$89,222

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$1
Cash paid for income taxes	$3	$225